                       SUPPLEMENTAL SETTLEMENT AGREEMENT
                       ---------------------------------

     This Supplemental Settlement Agreement is entered into on this 15th day of
November, 2006, by and between (a) Ckrush, Inc. (f/k/a Cedric Kushner
Promotions, Inc.) ("Ckrush"); (b) Big Content, Inc. ("Big Content"); (c) Cedric
Kushner, an individual ("Cedric"); and (d) Gotham Boxing, Inc. ("Gotham"). This
Settlement Agreement is intended to modify and amend (i) the Settlement
Agreement of March 31, 2006 by and between Ckrush, Big Content and Cedric (the
"Settlement Agreement"); and (ii) the Consulting Agreement of March 31, 2006 by
and between Ckrush and Gotham (the "Consulting Agreement"). This Supplemental
Settlement Agreement is intended to additionally resolve certain disputes that have arisen between the parties since the execution of the Settlement Agreement and Consulting Agreement. Each of the parties stipulate as to the adequacy and sufficiency of the consideration given in connection with their mutual covenants contained herein.

     1. Paragraph 3 of the Settlement Agreement is hereby amended and superceded as follows:

     A. Cedric hereby releases Ckrush of any obligation to pay the Kushner Debt and hereby agrees to extinguish such debt.

     2. Cedric and Gotham further agree to release Ckrush from any and all debts, obligations or liabilities which may be owing to them by Ckrush arising through the date of this Supplemental Settlement Agreement.

     3. Cedric and Gotham hereby agree to accept responsibility to pay any and all debts or obligations owing to David Tua, Ltd. by Ckrush or any of its predecessors, subsidiaries and affiliates (including but not limited to Cedric
Kushner Promotions, Ltd.) (the "Potential Tua Liability"). Cedric and Gotham
agree to save, defend, indemnify and hold harmless Ckrush from any claim or liability relating to or arising under the Potential Tua Liability.

     4. Paragraph 4(d) of the Settlement Agreement is supplemented as follows:

     Ckrush will settle or defend against the current claims by the Tua
Investors Cohen and Hyde (in the amount of up to $100,000 for Cohen and up to
$100,000 for Hyde, plus interest, if any, that may have accrued). In this regard, Ckrush will defend any claim against the Collateral (art work of Cedric)
which is posted in connection with such debt obligation. Pursuant to discussions with the Tua Investors, Ckrush, upon consummation of this Supplemental
Settlement Agreement, expects to resolve these claims.

     5. The Consulting Agreement is amended and supplemented as follows:

     A. Gotham shall hereinafter expand its role as consultant with regard to
Tua and will coordinate the day to day promotion of David Tua under the direction of Ckrush. In undertaking such responsibility, Gotham shall ensure that all provisions of the Sports Tech Agreement shall be complied with. In no fashion shall this be deemed an assignment of the Sports Tech Agreement.

     B. In connection with providing such services, Gotham shall receive an assignment of the proceeds otherwise payable to Ckrush (which is 25% of the net
Proceeds) generated from Tua. (Prior to this Agreement, Gotham already had the right to 25% of the net Proceeds; with certain investors having the right to the other 50% of the net Proceeds (Cohen and Hyde having the right to 25% and the
Zamore Group has the other 25%.)) (These interests in the Proceeds shall be called hereinafter the "Right to Boxer Proceeds".)

     C. Also in connection with this arrangement, Gotham hereinafter assumes the liability for all expenses incurred in

connection with the promotion of Tua and shall arrange that all bills for future expenses relating to promoting Tua shall be made to payable from the account of
Gotham (and not Ckrush).

     D. In connection with the scheduling of any Tua fight, prior to entering into any binding agreement for such fight, Gotham shall first (a) either pay to
____________________ as Escrow Agent (the "Escrow Agent") to be placed into an escrow account (the "Escrow Account") an amount of money sufficient to cover the prize purse and other money to be paid to Tua (collectively the "Prize Purse")
in connection with such fight; or alternatively (b) demonstrate to Ckrush's satisfaction, 10 business days prior to any fight, that contracts (ie.
broadcasting, casino site fee, etc) have been signed which will pay definite and guaranteed funds adequate to cover the Prize Purse and include in such contracts provisions directing that all proceeds to be paid pursuant to the contract shall be paid to the Escrow Agent. The funds in the Escrow Account shall be exclusively used to ensure that the Prize Purse is paid to Tua and no funds shall be released from the Escrow Account (except in payment to Tua of the Prize
Purse) unless and until the Prize Purse for such fight has been paid in full and such payment is substantiated to Ckrush's satisfaction. Thereafter, any remaining funds in the Escrow Account may be used to pay other bills incurred in connection with the fight with any remainder thereafter to be distributed as
Proceeds payable to those entitled to a share of the net Proceeds from the fight. This provision is included to ensure that all Prize Purses are fully paid before any other bills.

     E. In the event that Gotham fails to comply with the provisions of this
Agreement, including specifically those set forth in Paragraph 5(D) in an manner approved by Ckrush, Gotham shall be prohibited from scheduling any Tua event.

     F. In the event that Gotham can obtain Tua's consent to an assignment of the obligations under the Sports Tech Agreement to Gotham (in a manner which obtains a complete release to any party to perform under the Sports Tech
Agreement other than Gotham and Tua--including completely releasing Ckrush and its affiliates), then after a final accounting between the parties hereto,
Ckrush shall release Gotham from its obligations to Ckrush under paragraphs 5 A,
B, D, E, K and M of this Supplemental Settlement Agreement.

     G. Gotham and Cedric agree to further indemnify Ckrush against any liability arising from any unpaid Prize Purse to Tua or any expenses incurred in connection with any Tua fight or other promotional expense.

     H. In connection with this new arrangement, Gotham and Cedric agree to be jointly responsible for any losses incurred in connection with any Tua fight or promotional activity.

     I. Ckrush shall have the right to audit and inspect Gotham's books and records and accounting records relating to the Sports Tech Agreement and all Tua promotional activities as shall be requested or needed by Ckrush.

     J. In the event that: (i) Ckrush shall be required to pay any expenses relating to Tua, including any promotional expense or Prize Purse; (b) Ckrush shall be required to issue any stock to Tua as may be required under certain conditions of the Sports Tech Agreement -- then it is agreed that Ckrush shall receive an assignment from Gotham of 50% of Gotham's then total Right to Boxer
Proceeds (but no less than a 25% Total Right to Boxer Proceeds) effective retroactive to include the fight from which such expense arises. It is agreed further that if any promotional expense or Prize Purse remains unpaid by Gotham, and if any creditor (or Tua) alleges that Ckrush is responsible to pay such unpaid promotional expense or Prize Purse, Ckrush in its discretion may pay such unpaid

expense or purse (after making demand upon Gotham to make payment thereof and upon Gotham's failure to timely make such payment) and such payment by Ckrush shall also trigger the assignment of 50% of Gotham's Right to Boxer Proceeds set forth in this provision.

     K. Gotham shall be permitted to sell or assign up to 50% of its Right to
Boxer Proceeds provided however that Gotham maintains no less than 25% of the total Right to Boxer Proceeds at all times.

     L. Upon the consummation of any resolution with Cohen and Hyde of the claims and disputes referenced in Section 4 of this Agreement, and if such resolution of claims results in the recovery by Ckrush of an additional portion of Right to Boxer Proceeds arising from Tua (a 25% Right to Boxer Proceeds was assigned to Cohen and Hyde as collateral as part of their loan to Ckrush), then such recovered Right to Boxer Proceeds shall be assigned to Gotham (unless subject to a further assignment as may occur under paragraph 5(J) herein).
Further, to the extent that Ckrush satisfies the obligation of $200,000 owing to
Cohen and Hyde, Gotham shall be substituted in the place and stead of Cohen and
Hyde as investors to be repaid from the proceeds (as referenced in paragraph
1(b) of the Consulting Agreement) and shall be repaid $200,000 pari passu with the repayment of the Zamore Group.

     M. Notwithstanding any other provision of this Supplemental Settlement
Agreement, the Settlement Agreement, or the Consulting Agreement, it is
expressly agreed that for every fight by David Tua for any World Title from the following sanctioning bodies: WBC, WBA, IBF or WBO, Cedric and Gotham will be jointly liable to pay to Ckrush $50,000 per such bout. Cedric and Gotham shall also be jointly liable to pay to Ckrush $100,000 for each and every such title defense by Tua. In the event that an assignment of Right to Boxer Proceeds to
Ckrush has occurred under paragraph 5(J), such

payments required to be made under this paragraph, when made, shall be credited against any Right to Boxer Proceeds which may have been assigned to Ckrush under paragraph 5(J). Under no circumstance, however, shall required payment to Ckrush be reduced to an amount less than the required amount because Ckrush's share of the Right to Boxer Proceeds would amount to a payment of less than this required payment amount.

     6. This Agreement and the provisions therein shall supercede any conflicting provisions in the agreements which are amended and supplemented hereby.

     7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this
Agreement may be by actual or facsimile signature.

     8. Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

CKRUSH, INC.                                  BIG CONTENT, INC.

By: /s/ Jeremy Dallow                         By: /s/ Jeremy Dallow
    ----------------------------                  ----------------------------

GOTHAM BOXING, INC.

By: Cedric Kushner
    ----------------------------
    Cedric Kushner
    ----------------------------
    Cedric Kushner, individually